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                                                                   (h)(3)(xiii)

               TWELFTH AMENDMENT TO FINANCIAL GUARANTY AGREEMENT

   TWELFTH AMENDMENT, dated as of July 25, 2007 (the "Amendment"), to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated as of January 14, 2002, the Second Amendment dated as of March 28, 2002, the Third Amendment dated as of August 20, 2002, the Fourth Amendment dated October 30, 2002, the Fifth Amendment dated November 12, 2002, the Sixth Amendment dated February 10, 2003, the Seventh Amendment dated
March 24, 2003, the Eighth Amendment dated September 26, 2003, the Ninth Amendment dated January 31, 2004, the Tenth Amendment dated June 10, 2004, and the Eleventh Amendment dated January 31, 2005 (the "Agreement"), among MBIA INSURANCE CORPORATION (the "Insurer"), ING INVESTMENTS, LLC ("ING") (successor to ING Pilgrim Investments, LLC), ING INVESTMENT MANAGEMENT CO. ("ING IM") (formerly known as Aeltus Investment Management, Inc.) and ING EQUITY TRUST (the "Fund") (formerly known as Pilgrim Equity Trust).

                                  WITNESSETH:

   WHEREAS, ING, ING IM and the Fund have requested, and upon this Amendment becoming effected, the Insurer has agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

   NOW, THEREFORE, the parties hereto hereby agree as follows:

   1. Amendment to Section 3.4. Section 3.4(a) of the Agreement is hereby deleted and replaced with the following:

      (a) each PPF shall be invested in at least 350 of the 500 Index Equities; provided that no investment in an Index Equity will be included for the purposes of satisfying the requirements set forth in this paragraph
   (a) unless the Fund Weight with respect to such PPF and such Index Equity equals or exceeds 40% of the Index Weight for such Index Equity,

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   IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ING INVESTMENT                         MBIA INSURANCE CORPORATION
MANAGEMENT CO.

Signature illegible                    /s/ Michael Murtagh
-------------------------------------  ----------------------------------------
By:                                    By:    Michael Murtagh
Title:                                 Title: MBIA Insurance Corporation

ING EQUITY TRUST                       ING INVESTMENTS, LLC

/s/ Kimberly A. Anderson               /s/ Todd Modic
-------------------------------------  ----------------------------------------
By:    Kimberly A. Anderson            By:    Todd Modic
Title: Senior Vice President           Title: Senior Vice President